CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust
     Evergreen Tax-Free High Income Fund
     (formerly Davis Tax-Free High Income Fund):



We consent to the use of our report dated November 5, 1999, incorporated herein by reference, and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                     KPMG LLP



Denver, Colorado
March 17, 2000